SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 13, 2009 (October 6, 2009)

Commission File Number: 000-50635

Colony Resorts LVH Acquisitions, LLC

(Exact name of registrant as specified in its charter)

Nevada	41-2120123
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Registrants’ telephone number, including area code:

(702) 732-5919

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02	Termination of a Material Definitive Agreement

As described in Item 5.02 below, Rodolfo Prieto’s employment with Colony Resorts LVH Acquisitions, LLC (the “Company”) has ended by mutual agreement and, as a result, his employment agreement has been terminated.

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 6, 2009, the Company received Jonathan Langer’s resignation from the Board of the Company. As Mr. Langer served as the Whitehall Board Member (as defined in the Amended and Restated Limited Liability Company Agreement of the Company), Whitehall has the right to appoint Mr. Langer’s replacement.

On October 10, 2009, Rodolfo Prieto’s employment with the Company ended by mutual agreement. As a result of the departure of Mr. Prieto, and pursuant to a previously disclosed succession plan, David Monahan will serve as the Company’s Chief Executive Officer and General Manager.

Pursuant to the mutual agreement between the Company and Mr. Prieto, Mr. Prieto will receive his regular base pay for the full month of October 2009 and shall receive a severance payment in the gross amount of $666,670, payable in 10 equal installments ending in August 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONY RESORTS LVH ACQUISITIONS, LLC

Dated: October 13, 2009	/S/ ROBERT E. SCHAFFHAUSER
Robert E. Schaffhauser
Executive Vice President - Finance